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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Invivo Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:
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The Stock Ownership of Certain Beneficial Owners and Management included on pages 3 and 4 of Invivo Corporation's Definitive Proxy Statement as filed on October 27, 2000 is hereby amended and restated its entirety as follows:

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 30, 2000 by
(i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee to the Board of Directors, (iii) the Chief Executive Officer and each other executive officer of the Company as of June 30, 2000 whose salary and bonus for the year ended June 30, 2000 exceeded $100,000, and (iv) all officers and directors of the Company as a group.

                                                                 AMOUNT OF
                                                                BENEFICIAL       PERCENTAGE
                           NAME*                              OWNERSHIP(1)(2)    OF SHARES
                           -----                              ---------------    ----------
Heartland Advisors..........................................       507,300          11.5%
  789 North Water Street Milwaukee, WI 53202
Ernest C. Goggio............................................       389,786(3)        8.9%
Pequot Capital Management, Inc. ............................       355,000           8.1%
  500 Nyala Farm Road Westport, CT 06880
Garner Lewis Asset Management...............................       305,800           7.0%
  285 Wilmington-West Chester Pike Chadds Ford, PA 19317
Willow Creek Capital Management.............................       300,400           6.8%
  17 East Sir Francis Blvd., Suite 100 Larkspur, CA 94939
Botti Brown Asset Management................................       274,480           6.2%
  655 Montgomery Street, Suite 600 San Francisco, CA 94111
James B. Hawkins............................................       312,416(4)        6.9%
Roger Susi..................................................       142,356(5)        3.2%
George S. Sarlo.............................................       123,937(6)        2.8%
Laureen DeBuono.............................................        22,000(7)        0.5%
John F. Glenn...............................................        35,000(8)        0.8%
F. Larry Young..............................................        28,500(9)        0.6%
Stuart Baumgarten...........................................        25,800(10)       0.6%
All executive officers and directors as a group (7
  persons)..................................................     1,079,795(11)      22.6%

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  *  The address of each of the directors or executive officers is c/o Invivo
     Corporation, 4900 Hopyard Rd., Suite 210, Pleasanton, CA 94588.

 (1) Each of the individuals included in the table has sole voting and investment power over the shares listed, subject to the right of his spouse, if any, under applicable community property laws.

 (2) Except as indicated, amounts do not reflect shares reserved for issuance for options granted under the Company's stock option plan or non-qualified stock option agreements.

 (3) Includes 113,986 shares of Common Stock owned by Pillar Corporation, of which Mr. Goggio is the President and majority stockholder, 210,800 shares of Common Stock owned by the Pillar Charitable Remainder Unitrust, of which Mr. Goggio is the sole trustee, and 42,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (4) Includes 122,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (5) Includes 47,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (6) Includes 67,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

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

 (7) Includes 22,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days. Mr. Susi is not standing for re-election to the Board of Directors at the annual meeting.

 (8) Includes 35,000 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

 (9) Includes 28,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(10) Includes 22,500 shares of Common Stock issuable upon exercise of stock options exercisable within 60 days.

(11) Includes 387,000 shares of Common stock issuable upon exercise of stock options exercisable within 60 days.

BOARD AND BOARD COMMITTEE MEETINGS

     During the year ended June 30, 2000, the Board of Directors held four meetings. All of the directors attended all of the Board meetings except for Ms. DeBuono who was not present at one meeting.

     During the year ended June 30, 2000, the Audit Committee of the Board of Directors held two meetings. Each Committee member attended the meeting. The Audit Committee recommends engagement of the Company's independent auditors, reviews and approves services performed by such auditors, reviews and evaluates the Company's accounting system and its system of internal controls and performs other related duties delegated to such Committee by the Board.

     During the year ended June 30, 2000, the Compensation Committee held one meeting. Each Committee member attended the meeting. The Compensation Committee determines the overall compensation policy for senior management of the Company, and recommends to the Board of Directors new compensation programs or changes in existing programs which the Committee finds appropriate.

     The Board has not established a nominating committee.

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